Exhibit 4.155
FOURTEENTH AMENDMENT TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This Fourteenth Amendment to Sixth Amended and Restated Credit Agreement (this “Fourteenth Amendment”) is made as of June 24, 2025 by and among Credit Acceptance Corporation, a Michigan corporation (the “Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).
RECITALS
A.The Company, Agent and the banks party thereto entered into that certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014 (as amended by that certain First Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 11, 2015, that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 15, 2016, that certain Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement, dated as of June 28, 2017, that certain Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 27, 2018, that certain Fifth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 24, 2019, that certain Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 30, 2020, that certain Seventh Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of December 15, 2020, that certain Eighth Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of October 6, 2021, that certain Ninth Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of June 22, 2022, that certain Tenth Amendment to Sixth Amended and Restated Credit Agreement dated as of May 3, 2023, that certain Eleventh Amendment to Sixth Amended and Restated Credit Agreement dated as of June 22, 2023, that certain Twelfth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 17, 2024, that certain Thirteenth Amendment to Sixth Amended and Restated Credit Agreement dated as of July 26, 2024, and as further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the banks party thereto renewed and extended (or committed to extend) credit to the Company, as set forth therein.
B.The Company has requested that Agent and the Banks agree to the amendments to the Credit Agreement contained herein and Agent and the undersigned Banks are willing to do so, but only on the terms and conditions set forth in this Fourteenth Amendment.
NOW, THEREFORE, Company, Agent and the Banks party hereto agree:
1.Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Extended Maturity Date” shall mean any Maturity Date of Extending Banks established from time to time pursuant to an Extension Agreement entered into after the Fourteenth Amendment Effective Date pursuant to Section 2.16 hereof.
“Future Debt” shall mean any Debt issued after the Effective Date (and any guaranties thereof permitted hereunder); provided that the aggregate principal amount of all such Debt (without duplication of such guaranties) outstanding at any time issued from and after the Fourteenth Amendment Effective Date shall not exceed the greater of (i) $1,000,000,000 and (ii) 15% of the Consolidated total assets of the Company (as determined in accordance with GAAP at the time of the incurrence of such Debt by reference to the last day of the fiscal quarter most recently ended prior to the relevant date of determination for which financials have been delivered pursuant to Section 7.3(c)). No Default or Event of Default shall be deemed to have occurred by virtue of this definition (and Section 8.5(c) hereof) solely as a result of changes in the amount of Consolidated total assets occurring after the time such Future Debt is incurred. Notwithstanding anything herein to the contrary, Permitted Refinancing Debt (other than any Permitted Refinancing of any Future Debt) shall not constitute Future Debt. If Future Debt is incurred in reliance on clause (ii) of this definition, and any refinancing thereof would cause the maximum percentage of Consolidated total assets under this definition (and Section 8.5 (c) hereof) to be exceeded if calculated based on the Consolidated total assets on the relevant date of determination for such refinancing, such percentage of Consolidated total assets will not be deemed to be exceeded to the extent such Debt constitutes a Permitted Refinancing.

“Maturity Date” shall mean June 22, 2028.

“Non-Extended Maturity Date” shall mean any Maturity Date of Non-Extending Banks established from time to time pursuant to an Extension Agreement entered into after the Fourteenth Amendment Effective Date pursuant to Section 2.16 hereof.
2.The following definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
“Fourteenth Amendment Effective Date” shall mean June 24, 2025.

3.Section 7.3(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Upon request by the Agent or any Bank, within twenty (20) Business Days after and as of the end of the quarter for which such request was made, a Borrowing Base Certificate, certified by an authorized officer of the Company as to accuracy and fairness of presentation, provided that such request shall not be made more frequently than quarterly and provided, further, that if such request by Agent or any Bank is made after the fifteenth Business Day after the end of such quarter, then such Borrowing Base Certificate shall be delivered within five (5) Business Days after such request;”

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4.This Fourteenth Amendment shall become effective according to the terms and as of the date hereof (the “Fourteenth Amendment Effective Date”), upon satisfaction of the following conditions:
(a)receipt by the Agent of .pdf copies of counterpart originals of:
(i)this Fourteenth Amendment, duly executed and delivered by the Company and the Banks;
(ii)a Reaffirmation of Loan Documents duly executed and delivered by the Company and each of the Guarantors;
(iii)a certificate from the secretary (or other authorized officer) of Company and each Guarantor certifying: (A) as to the adoption of authorizing resolutions in connection with this Fourteenth Amendment and the Reaffirmation of Loan Documents and attaching true and correct copies thereof, (B) that no consents or authorizations of any third parties are required in connection therewith, and (C) that either there have been no changes to the organizational documents of such party previously delivered to Agent or that true and accurate copies of organizational documents are being provided to Agent with such certificate; and
(b)Company shall have paid to Agent and the applicable Banks all interest, fees and other amounts, if any, due and owing to the Agent and such Banks as of the Fourteenth Amendment Effective Date.
5.Company hereby certifies that (a) all necessary actions have been taken by the Company to authorize execution and delivery of this Fourteenth Amendment and (b) after giving effect to this Fourteenth Amendment, no Default or Event of Default has occurred and is continuing on the effective date of the Fourteenth Amendment.
6.The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.19, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, except to the extent such representations and warranties speak only as of a specific date.
7.Except as specifically set forth above, this Fourteenth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.
8.Unless otherwise defined to the contrary herein, all capitalized terms used in this Fourteenth Amendment shall have the meaning set forth in the Credit Agreement.
9.This Fourteenth Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.
10.This Fourteenth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.
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[Signatures Follow on Succeeding Pages]

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WITNESS the due execution hereof as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION
By: /s/ Jay Brinkley
Name: Jay Brinkley
Title: Senior Vice President and Treasurer

Signature Page to Fourteenth Amendment to Credit Agreement

COMERICA BANK, as Administrative Agent and a Bank

By: /s/ Minh Huong
Name: Minh Huong
Title: Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

BANK OF MONTREAL, as a Bank

By: /s/ Christopher Clark
Name: Christopher Clark
Title: Managing Director

Signature Page to Fourteenth Amendment to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Bank

By: /s/ Marshall S. Kleven
Name: Marshall S. Kleven
Title: SVP

Signature Page to Fourteenth Amendment to Credit Agreement

CITIZENS BANK, N.A., as a Bank

By:     /s/ Elaine Frydrych
Name: Elaine Frydrych
Title:     Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Bank

By: /s/ Tara Donovan
Name: Tara Donovan
Title: Senior Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

FLAGSTAR BANK, N.A., as a Bank

By: /s/ Blake Chandler
Name: Blake Chandler
Title: Senior Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

KEYBANK, NATIONAL ASSOCIATION,
as a Bank

By: /s/ Michael Dolson
Name: Michael Dolson
Title: Senior Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

FIRST MERCHANTS BANK, as a Bank

By: /s/ Lydia R. Mansoor
Name: Lydia R. Mansoor
Title: Vice President

Signature Page to Fourteenth Amendment to Credit Agreement

FIRST HORIZON BANK, as a Bank

By: /s/ Morgan Stanford
Name: Morgan Stanford
Title: SVP

Signature Page to Fourteenth Amendment to Credit Agreement